BrainStorm Cell Therapeutics Appoints Tony Fiorino, MD, PhD as Chief Executive Officer

NEW YORK & PETACH TIKVAH, Israel—June 9, 2014 — BrainStorm Cell Therapeutics (OTC.QB: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, today announced that it has appointed Tony Fiorino, MD, PhD as its new Chief Executive Officer (CEO).

Dr. Fiorino, 46, brings to BrainStorm broad and extensive experience in both biotechnology finance and drug development. Prior to joining BrainStorm, he was a Managing Director at Greywall Asset Management, a healthcare equity fund.  Previously, Dr. Fiorino was Founder, President and CEO of EnzymeRx, where he led the acquisition of a late-stage pre-clinical biologic and the development of the compound through Phase 1/2 clinical trials and its subsequent sale to 3SBio.   Before founding EnzymeRx, Dr. Fiorino worked as a biotechnology and pharmaceuticals analyst and portfolio manager at firms including JP Morgan, Citigroup, and Pequot Capital.  Dr. Fiorino earned an MD and a PhD from the Albert Einstein College of Medicine, where he studied the differentiation of liver progenitor cells, and a BS from the Massachusetts Institute of Technology.

Dr. Fiorino stated, “I am incredibly excited to be joining BrainStorm at this crucial juncture, with the company on the verge of launching a Phase 2 clinical trial in Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig's Disease, at several prestigious academic medical centers in the US.  BrainStorm also has an array of interesting pre-clinical data that will lead to additional clinical development programs.  I look forward to leading BrainStorm and its research and development activities both in Israel and the US, as well as establishing and growing the company’s US presence.”

“We are delighted to have Dr. Fiorino on board and warmly welcome him to BrainStorm,” said Chaim Lebovits, President.  “His diverse experience and successful track record attest to a deep understanding of the key aspects of biopharmaceutical development – clinical, regulatory, and financial. The unique combination of expertise he brings with him promises to be a major asset to BrainStorm in the coming years,” he added.

About BrainStorm Cell Therapeutics, Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. For more information, visit the company’s website at www.brainstorm-cell.com.

About Amyotrophic Lateral Sclerosis

Amyotrophic lateral sclerosis (ALS), also called Lou Gehrig’s Disease, motor neuron disease (MND), and Charcot disease, is a progressive and ultimately fatal neurodegenerative disease. ALS is characterized by rapidly progressive weakness owing to the degeneration and death of motor neurons in the central nervous system and periphery.  The loss in motor neurons results in loss of control of muscle movement, and muscle weakness, atrophy and spasticity, leading to a variety of clinical manifestations particularly in the muscles of the arms and legs, and those involved in speaking, swallowing and breathing.  The only licensed treatment for ALS in the United States is Riluzole, which was approved by the Food and Drug Administration nearly two decades ago.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”,  and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements.  The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact
BrainStorm Cell Therapeutics Inc. (OTC.QB: BCLI)
Mr. Chaim Lebovits, President
Phone: +972-3-923-6384
info@brainstorm-cell.com

US Investor Contact
LifeSci Advisors, LLC
Michael Rice
Phone: 646-597-6979
mrice@lifesciadvisors.com